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                                                        EXHIBIT 23.4



                        CONSENT OF MR. SCOTT C. SULLIVAN


     Pursuant to Section 230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Prospectus which forms a part of the Registration Statement on Form S-1 relating to the initial public offering (the "Offering") of UnionBancorp, Inc. (the "Company") as a person who is to become a director of the Company following the Company's consummation of the acquisition of Prairie Bancorp, Inc. and the completion of the Offering.



                                     \s\ Scott C. Sullivan
                                     -------------------------------
                                     Scott C. Sullivan


August 7, 1996
Rockford, Illinois